Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

 We consent to the use of our report dated March 20, 1998, included in the Annual Report on Form 10-K of NTL Incorporated and Subsidiaries for the year ended December 31, 1997, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                        /s/  Ernst & Young LLP

                                        ERNST & YOUNG LLP

 New York, New York
 November 5, 1998